    As filed with the Securities and Exchange Commission on December 29, 1997.
                                                   Registration No. 333-______
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                        SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549

                                  -------------

                                     FORM S-3
                              REGISTRATION STATEMENT
                                       UNDER
                            THE SECURITIES ACT OF 1933

                                  -------------

                           CONCENTRA MANAGED CARE, INC.
              (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         DELAWARE                       8093                     04-336315
(STATE OF INCORPORATION)    (PRIMARY STANDARD INDUSTRIAL     (I.R.S. EMPLOYER
                             CLASSIFICATION CODE NUMBER)    IDENTIFICATION NO.)

                                  -------------

                                 312 UNION WHARF
                          BOSTON, MASSACHUSETTS  02109
                                 (617) 367-2163
   (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                     REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                DONALD J. LARSON
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                          CONCENTRA MANAGED CARE, INC.
                                 312 UNION WHARF
                          BOSTON, MASSACHUSETTS  02109
                                 (617) 367-2163

           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                 INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                  -------------

                                    COPY TO:
                               RICHARD A. PARR II
                  EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                          CONCENTRA MANAGED CARE, INC.
                           3010 LBJ FREEWAY, SUITE 400
                              DALLAS, TEXAS  75234
                                 (972) 364-8043

                                  -------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.

                                  -------------

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /X/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                                  -------------

                       CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                             PROPOSED    PROPOSED
                                             MAXIMUM     MAXIMUM
                                  AMOUNT     OFFERING   AGGREGATE    AMOUNT OF
    TITLE OF EACH CLASS OF        TO BE       PRICE      OFFERING   REGISTRATION
  SECURITIES TO BE REGISTERED   REGISTERED PER SHARE(1)  PRICE(1)       FEE
--------------------------------------------------------------------------------
Common Stock, $.01 par value
per share . . . . . . . . . .    122,396     $32.875    $4,023,769     $1,188
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) using the average of the high and low sale prices reported on the Nasdaq National Market for the Registrant's Common Stock on December 19, 1997.

                                  -------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a)
OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PROSPECTUS

                          CONCENTRA MANAGED CARE, INC.

                         122,396 SHARES OF COMMON STOCK


  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

                                  -------------

     This Prospectus relates to the offering by the selling stockholders identified herein (the "Selling Stockholders") of up to an aggregate of 122,396 shares of common stock, par value $.01 per share ("Common Stock"), of Concentra Managed Care, Inc., a Delaware corporation ("Concentra" or the "Company"). The shares of Common Stock offered hereby (the "Offered Securities") were privately offered by the Company in connection with the acquisition of a certain business that will occur on or before December 31, 1997. See "Selling Stockholders" and "Plan of Distribution" for information relating to the Selling Stockholders and this offering.

     The Offered Securities may be sold from time to time pursuant to this Prospectus by the Selling Stockholders. The Offered Securities may be sold by the Selling Stockholders in ordinary brokerage transactions, in transactions in which brokers solicit purchases, in negotiated transactions, or in a combination of such methods of sale, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated prices. See "Plan of Distribution." The distribution of the Offered Securities is not subject to any underwriting agreement. The Company will receive no part of the proceeds of sales from the offering by the Selling Stockholders. All expenses of registration incurred in connection with this offering are being borne by the Company. None of the Offered Securities have been registered prior to the filing of the Registration Statement of which this Prospectus is a part.

     The Common Stock is traded on The Nasdaq National Market under the symbol "CCMC." On December 22, 1997, the last reported sale price of the Common Stock on The Nasdaq National Market was $32 7/8 per share.




                                  -------------


                The date of this Prospectus is __________, 199__

                               AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act"). In accordance with the Exchange Act, the Company files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The reports, proxy statements and other information can be inspected and copied at the public reference facilities that the Commission maintains at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at 7 World Trade Center, 13th Floor, New York, New York 10048, and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of these materials can be obtained at prescribed rates from the Public Reference Section of the Commission at the principal offices of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. These reports, proxy statements and other information may also be obtained from the Web site that the Commission maintains at http:\\www.sec.gov.

     The Company has filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933 (the "Securities Act"). This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement.

                           ______________________


                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The following documents filed by the Company with the Commission pursuant to the Exchange Act are incorporated in this Prospectus by reference:

     1. The Company's Registration Statement on Form S-4 (File No. 333-27105) dated August 1, 1997;

     2. The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997;

     3.   The Company's Current Report on Form 8-K filed on September 11, 1997;

     4.   The Company's Current Report on Form 8-K filed on October 1, 1997;

     5.   The Company's Current Report on Form 8-K filed on October 14, 1997;

     6.   The Company's Current Report on Form 8-K filed on November 7, 1997;
          and

     7. The description of the Company's capital stock contained in Item 1 of the Registration Statement on Form 8-A (File No. 000-22751) filed with the Commission on June 25, 1997, including any amendment or report filed for the purpose of updating such description filed with the Commission pursuant to Section 13 of the Exchange Act.

     All other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing such documents.

     The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents that are incorporated by reference, other than exhibits to such documents not specifically incorporated by reference. Requests for such copies should be directed to Concentra Managed Care, Inc., 3010 LBJ Freeway, Suite 600, Dallas, Texas 75234, Attention: Richard A. Parr II, Executive Vice President and General Counsel, telephone (972) 364-8043.

     Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                                     THE COMPANY

     Concentra Managed Care is the nation's first fully integrated managed care company focused on workers' compensation cost containment. Concentra offers prospective and retrospective services to employers and insurers of all sizes, providing pre-employment testing, loss prevention services, first report of injury, injury care, specialist networks, specialized cost containment services, and field case management for workers' compensation as well as for the disability and automobile injury markets. The Company has 122 field case management offices, with approximately 1,250 field case managers who provide medical management and return to work services in 49 states, the District of Columbia and Canada. The Company also has 83 service locations that provide specialized cost containment services including utilization management, telephonic case management and retrospective bill review. Under the name Concentra Medical Centers, the Company operates the nation's largest network of occupational healthcare centers, currently managing the practices of 217 physicians located in 122 centers in 32 markets in 16 states.

     The Company's executive offices are located at 312 Union Wharf, Boston, Massachusetts 02109, and its telephone number at that address is (617) 367-2163.

                                  RISK FACTORS

     IN EVALUATING AN INVESTMENT IN SHARES OF COMMON STOCK OF THE COMPANY, PROSPECTIVE INVESTORS SHOULD CONSIDER CAREFULLY, AMONG OTHER THINGS, THE RISK FACTORS SET FORTH IN "RISK FACTORS AND CERTAIN CONSIDERATIONS" CONTAINED IN THE COMPANY'S JOINT PROXY STATEMENT/PROSPECTUS DATED AUGUST 1, 1997.

                           FORWARD LOOKING STATEMENTS

     Statements contained in this Prospectus (including certain of the documents incorporated by reference herein) that are not based on historical facts are forward-looking statements subject to uncertainties and risks including, but not limited to, product and service demand and acceptance, the availability of appropriate acquisition and joint venture candidates, economic conditions, the impact of competition and pricing, capacity and supply constraints or difficulties, results of financing efforts, and other risks described in this Prospectus (including certain of the documents incorporated by reference herein).

                              SELLING STOCKHOLDERS

     The following table sets forth the name of the Selling Stockholders and
(i) the number of shares of Common Stock owned by the Selling Stockholders as of the effective date of the Registration Statement of which this Prospectus forms a part, (ii) the maximum number of shares of Common Stock which may be offered for the account of the Selling Stockholders under this Prospectus, and (iii) the amount and percentage of Common Stock to be owned by the Selling Stockholders after the completion of this offering assuming the sale of all the Common Stock which may be offered hereunder.

                                                            AMOUNT AND
                                                           PERCENTAGE OF
                                             MAXIMUM       COMMON STOCK
                                            NUMBER OF    OWNED AFTER THE
                         SHARES OWNED        SHARES     OFFERING OFFERING
                           PRIOR TO       WHICH MAY BE  -----------------
   SELLING STOCKHOLDERS    OFFERING      SOLD HEREUNDER AMOUNT  PERCENTAGE
------------------------ ------------    -------------- ------  ----------
Paul F. Harrity               0              61,198       0         0
Christopher P. Webster        0              61,198       0         0

                               PLAN OF DISTRIBUTION

     The Offered Securities will be issued to the Selling Stockholders in connection with the acquisition by the Company of the business of the Selling Stockholders. The Offered Securities may be sold from time to time directly by the Selling Stockholders. The Offered Securities may also be sold by the Selling Stockholders in (a) ordinary brokerage transactions and in transactions in which brokers solicit purchasers, (b) sales to a broker or dealer as principal and resales by such broker or dealer for its own account pursuant to this Prospectus or (c) in a combination of such methods of sale, at market prices and other terms prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Offered Securities may be sold on any national securities exchange or automated interdealer quotation system on which shares of Common Stock are then listed, through negotiated transactions or otherwise. Brokers, dealers and agents who participate in the sale of the Offered Securities may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholders and/or purchasers of the Offered Securities for whom they may act as agent. The Selling Stockholders and any brokers, dealers or agents that participate in the distribution of the Offered Securities might be deemed to be "underwriters" within the meaning of the Securities Act, and any profit on the sale of such Offered Securities and any discounts, commissions or concessions received by any such brokers, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. At the time a particular offer of any of the Offered Securities is made by the Selling Stockholders, to the extent required pursuant to the Securities Act, a supplement to this Prospectus will be distributed which describes the method of sale in greater detail. In addition, any Offered Securities which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus.

     Pursuant to the provisions of a Registration Rights Agreement entered into between the Company and each of the Selling Stockholders, the Selling Stockholders will pay their costs and expenses of selling the shares of Common Stock offered hereunder, including commissions and discounts of underwriters, brokers, dealers or agents, and the Company will pay the costs and expenses incident to its registration and qualification of the Common Stock offered hereby, including registration and filing fees. In addition the Company has agreed to indemnify the Selling Stockholders against certain liabilities, including liabilities arising under the Securities Act.

     The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of shares of Common Stock against certain liabilities, including liabilities under the Securities Act.

     There can be no assurance that the Selling Stockholders will sell any or all of the shares of Common Stock offered by them hereunder.

                                 USE OF PROCEEDS

     The Company will not receive any of the proceeds from the sale of the Offered Securities by the Selling Stockholders.

                                  LEGAL MATTERS

     The validity of the Common Stock offered hereby has been passed upon for the Company by Richard A. Parr II, Executive Vice President and General Counsel of the Company.

                                      EXPERTS

     The consolidated financial statements of OccuSystems, Inc. as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996, incorporated herein by reference to the Company's Registration Statement on Form S-4 (File No. 333-27105) dated August 1, 1997, have been so incorporated in reliance on the report of Arthur Andersen LLP, independent public accountants, given on the authority of said firms as experts in auditing and accounting.

     The consolidated financial statements of CRA Managed Care, Inc. at December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996, incorporated by reference herein by reference to the Company's Registration Statement on Form S-4 (File No. 333-27105) dated August 1, 1997, have been so incorporated in reliance on the report of Arthur Andersen LLP, independent public accountants, given upon the authority of such firm as experts in accounting and auditing.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

     NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OF THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SHARES BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING THE OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                                -----------------

                                TABLE OF CONTENTS

Available Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Incorporation of Certain Information by Reference . . . . . . . . . . . . . . 2
The Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Risk Factors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Forward Looking Statements. . . . . . . . . . . . . . . . . . . . . . . . . . 3
Selling Stockholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Plan of Distribution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Legal Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Experts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6


-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------


                                 122,396 SHARES

                          CONCENTRA MANAGED CARE, INC.


                                  COMMON STOCK




                              --------------------

                                   PROSPECTUS

                              --------------------




                             ____________ ___, 199__

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The estimated expenses payable by the registrant in connection with the registration, issuance and distribution of the Common Stock offered hereby are as follows.

         SEC Registration Fee . . . . . . . . . . . . . . .  $ 1,188
         Nasdaq National Market System Filing Fee . . . . .    2,448
         Legal Fees and Expenses  . . . . . . . . . . . . .    2,500
         Accounting Fees and Expenses . . . . . . . . . . .    5,000
         Fees and Expenses of Transfer Agent  . . . . . . .    3,500
         Miscellaneous Expenses . . . . . . . . . . . . . .      364
                                                             -------
                   Total  . . . . . . . . . . . . . . . . .  $15,000
                                                             -------
                                                             -------


ITEM 15.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Article Twelfth of the Amended and Restated Certificate of Incorporation of the registrant provides that the registrant shall indemnify its officers and directors to the maximum extent allowed by the Delaware General Corporation Law. Pursuant to Section 145 of the Delaware General Corporation Law, the registrant generally has the power to indemnify its present and former directors and officers against expenses and liabilities incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in those positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the registrant, and with respect to any criminal action, so long as they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of the registrant, however, indemnification is generally limited to attorneys' fees and other expenses and is not available if the person is adjudged to be liable to the registrant, unless the court determines that indemnification is appropriate. The statute expressly provides that the power to indemnify authorized thereby is not exclusive of any rights granted under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The registrant also has the power to purchase and maintain insurance for its directors and officers. Additionally, Article Twelfth of the Amended and Restated Certificate of Incorporation provides that, in the event that an officer or director files suit against the registrant seeking indemnification of liabilities or expenses incurred, the burden will be on the registrant to prove that the indemnification would not be permitted under the Delaware General Corporation Law.

     The preceding discussion of the registrant's Amended and Restated Certificate of Incorporation and Section 145 of the Delaware General Corporation Law is not intended to be exhaustive and is qualified in its entirety by the Certificate of Incorporation and Section 145 of the Delaware General Corporation Law.

     The registrant has entered into indemnity agreements with the registrant's directors and officers. Pursuant to such agreements, the registrant will, to the extent permitted by applicable law, indemnify such persons against all expenses, judgments, fines and penalties incurred in connection with the defense or settlement of any actions brought against them by reason of the fact that they were directors or officers of the registrant or assumed certain responsibilities at the direction of the registrant.

ITEM 16.   EXHIBITS

EXHIBIT NO.                         DESCRIPTION
-----------                         ------------

   +3.1    Amended and Restated Certificate of Incorporation of the Company.

   +3.2    Bylaws of the Company.

    5.1    Opinion of Richard A. Parr II.

   23.1    Consent of Arthur Andersen LLP.

   23.2    Consent of Arthur Andersen LLP.

   23.3    Consent of Richard A. Parr II (included in Exhibit 5.1).

   24.1    Power of Attorney (contained on signature pages hereto).

------------
+ Incorporated by reference from the Company's Registration Statement on Form S-4 (Registration No. 333-27105) dated August 1 ,1997.


ITEM 17.   UNDERTAKINGS

          The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                    SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 29th day of December, 1997.

                                   CONCENTRA MANAGED CARE, INC.

                                   By:  /s/ Richard A. Parr II
                                        ----------------------------------
                                        Richard A. Parr II
                                        Executive Vice President, General
                                        Counsel and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below authorizes and appoints each of Richard A. Parr II and James M. Greenwood, and each of them severally, acting alone and without the other, as his attorney-in-fact to execute in the name of such person and to file any amendments to this Registration Statement necessary or advisable to enable the Company to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of this Registration Statement, which amendments may make such changes in the Registration Statement as such attorney-in-fact may deem appropriate.

          SIGNATURE                      CAPACITY                       DATE
          ---------                      --------                       ----
    /s/ Donald J. Larson        President and Chief Executive     December 29, 1997
----------------------------    Officer (Principal Executive
      Donald J. Larson              Officer); Director


     /s/ Joseph F. Pesce       Executive Vice President, Chief    December 29, 1997
----------------------------   Financial Officer and Treasurer
       Joseph F. Pesce            (Principal Financial and
                                    Accounting Officer)


     /s/ John K. Carlyle           Chairman of the Board          December 29, 1997
----------------------------           and Director
       John K. Carlyle


   /s/ George H. Conrades                Director                 December 29, 1997
----------------------------
     George H. Conrades


    /s/ Robert W. O'Leary                Director                 December 29, 1997
----------------------------
      Robert W. O'Leary


   /s/ Robert A. Ortenzio                Director                 December 29, 1997
----------------------------
     Robert A. Ortenzio


     /s/ Paul B. Queally                 Director                 December 29, 1997
----------------------------
       Paul B. Queally


/s/ Mitchell T. Rabkin, M.D.             Director                 December 29, 1997
----------------------------
  Mitchell T. Rabkin, M.D.


    /s/ Lois E. Silverman                Director                 December 29, 1997
----------------------------
      Lois E. Silverman

                              INDEX TO EXHIBITS

                                                                     SEQUENTIAL
                                                                        PAGE
 EXHIBIT NO.                 DESCRIPTION OF EXHIBIT                    NUMBER
 -----------                 ----------------------                  ----------

  +3.1      Amended and Restated Certificate of Incorporation of the
            Company.

  +3.2      Bylaws of the Company.

   5.1      Opinion of Richard A. Parr II.


  23.1      Consent of Arthur Andersen LLP.

  23.2      Consent of Arthur Andersen LLP.

  23.3      Consent of Richard A. Parr II (included in Exhibit 5.1).

  24.1      Power of Attorney (contained on signature pages hereto).

--------------
+ Incorporated by reference from the Company's Registration Statement on Form S-4 (Registration No. 333-27105) dated August 1, 1997.


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